Exhibit 99.1

Quanterix Corporation Releases Operating Results for Third Quarter 2020
GAAP revenue including one-time License and Grant revenue $31.4M; Non-GAAP revenue $18.3M, an increase of 22% versus prior year

Billerica, Mass. – November 5, 2020 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months ending September 30, 2020.

“We have made important advances in Alzheimer’s, MS and COVID testing and with our platform in Q3 2020 delivering another strong quarter of growth, despite continued headwinds associated with the pandemic,” said Kevin Hrusovsky, Chairman, Chief Executive Officer, President, Quanterix. “We launched important Neurology assays including pTau-181 and a comprehensive N4PE four plex, secured an $18.2M NIH RADx contract to accelerate development, manufacturing scale-up and deployment of our novel high-throughput SARS-CoV-2 Antigen test, entered a non-exclusive IVD license agreement with Abbott, initiated surveillance studies with a large US Payer and raised nearly $100m in capital, making Q3’2020 one of our more successful quarters in our history. We are encouraged by our operational and strategic momentum and believe our unique ability to detect Neurology biomarkers such as Nf-L and pTau-181 is delivering on the promise of early disease detection from minimally invasive samples. Most importantly, we are pleased with our growth potential associated with COVID, MS and upcoming Alzheimer’s trials.”

Third Quarter 2020 Financial Highlights

Key financial results from the third quarter of 2020 are shown below:

•	Q3 GAAP total revenue, which includes one-time License and Grant Revenue, was $31.4M versus prior year Q3 of $14.9M;
•	Q3 non-GAAP total revenue was $18.3M versus prior year Q3 of $14.9M, an increase of 22%;
•	Q3 GAAP product revenue was $11.7M versus prior year Q3 of $10.7M, an increase of 9%;
•	Q3 GAAP service and other revenue was $6.6M versus prior year Q3 of $4.2M, an increase of 56%

YTD 2020 Financial Highlights

Key financial results for YTD 2020 are shown below:

•	YTD GAAP total revenue was $60.2M versus prior year YTD of $40.8M
•	YTD non-GAAP total revenue was $47.1M versus prior year YTD of $40.8M, an increase of 15%;
•	YTD GAAP product revenue was $28.3M versus prior year YTD of $29.1M, a decrease of 3%;
•	YTD GAAP service and other revenue was $18.6M versus prior year YTD of $11.8M, an increase of 58%

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financials” below.

Third Quarter 2020 Business Highlights

•	Expanded our differentiated Neurology menu to include tau phosphorylated at threonine 181 (p-tau181), a highly specific biomarker for the study of Alzheimer’s disease pathology, in cerebral spinal fluid (CSF), serum and plasma as well as launch of N4PE, containing four equally relevant biomarkers (NF-Light, GFAP, AB40, AB42) associated with many neurodegenerative diseases.

•	Measuring the rate of change in patient Nfl levels allowed detection of familial Alzheimer's more than 16 years before the onset of symptoms. This coupled with our recent launch of pTau-181, a highly specific biomarker for the study of Alzheimer’s disease pathology, brings us closer to the possibility of Alzheimer’s early disease detection, clinical trials subject stratification, patient triaging and asymptomatic screening.

•	Entered into a non-exclusive royalty-bearing license agreement with Abbott Laboratories, to grant Abbott access to Quanterix’ portfolio of bead-based technology patents for use in in vitro diagnostic (IVD) applications.

•	Awarded an $18.2M Phase 2 contract with the National Institutes of Health (NIH) through its Rapid Acceleration of Diagnostics (RADx) initiative to accelerate the continued development, scale-up and deployment of a novel SARS-CoV-2 antigen test based on Quanterix’ ultra-sensitive Simoa technology. Preliminary results indicate that the test has the potential to enable detection from a variety of sample types including self-collected capillary blood, saliva and nasal swabs.

•	Continued to advance our relationship with one of the largest multi-national, healthcare payor groups, with start of multiple population surveillance studies and creating beachhead for our vision for future of precision medicine, where early and non-invasive disease detection has the potential to transform life and healthcare costs.

•	We once again participated in the Alzheimer’s Association International Conference (AAIC), with Simoa powering more than 50 posters and presentations on display during the virtual event. Among the session highlights was a presentation from Alector that outlined findings from its NFRONT Phase 1b/2 clinical study, which used Simoa to investigate the effect of AL001, an investigational therapeutic, on biomarker levels, including neurofilament light chain (Nf-L) associated with frontotemporal dementia (FTD).

•	Amid ongoing discussion and research into the disease mechanisms behind COVID-19 ‘long-haulers,’ our technology continues to be instrumental in supporting routine, non-invasive testing necessary to study the long-term effects and complications of SARS-CoV-2. Research published in the Journal of Neurology was among the first to study neuronal injury in patients with mild-to-moderate COVID-19 by utilizing Simoa to measure serum neurofilament light (sNf-L). The study demonstrated the virus’ neuron-destructive capabilities in a cohort of 100 healthcare workers ages 18-65, establishing a rationale and foundation to support the study of neurological manifestations in mild-to-moderate COVID-19 cases.

•	Continued to support the MS research community as a sponsor and participating organization for the 8th Joint ACTRIMS-ECTRIMS Meeting, MSVirtual2020. Simoa enabled more than 40 posters and presentations that validated the use of biomarkers, such as Nf-L, to distinguish MS from other neurodegenerative conditions, enhance monitoring strategies and inform improved treatment pathways.

•	Quanterix’ Simoa technology was highlighted in a record 104 new publications, bringing total Simoa-specific inclusions to over 985.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on November 5 at 4:30 p.m., EDT. Individuals interested in listening to the conference call may do so by dialing (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 3039608.

A live webcast will also be available at: https://edge.media-server.com/mmc/p/h4mngg92.

The webcast will be available on the Company’s website, https://www.quanterix.com/, for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Income Statement

in '000 USD	Q3 2020	Q3 2019	YTD 2020	YTD 2019
Product Revenue	11,662	10,737	28,285	29,059
Service and Other Revenue	6,552	4,207	18,631	11,757
Collaboration and License Revenue	11,246	0	11,401	0
Grant Revenue	1,929	0	1,929	0
Total Revenue	31,389	14,944	60,246	40,816

Cost of Product Revenue	6,387	5,513	17,989	14,217
Cost of Services Revenue	2,896	2,398	8,125	6,630
Cost of License Revenue	1,000	0	1,000	0
Gross Profit	21,106	7,033	33,132	19,969
Gross Margin %	67.2%	47.1%	55.0%	48.9%

Research and Development	5,377	3,924	13,957	11,792
Selling, General and Administrative	13,451	13,352	40,826	38,293
Total Operating Expenses	18,828	17,276	54,783	50,085

Income (Loss) From Operations	2,278	(10,243)	(21,651)	(30,116)
Interest Income (Expense), net	(160)	282	(107)	346
Other Expense, net	(26)	(34)	(204)	(149)
Tax	111	125	253	81
Net Income (Loss)	2,203	(9,870)	(21,709)	(29,838)

Basic and diluted weighted average shares outstanding was 30.1 million and 31.4 million, respectively, for Q3 2020.

Basic and diluted weighted average shares outstanding was 28.9 million for YTD 2020.

Quanterix Balance Sheet

in '000 USD	At 9/30/20	At 12/31/19
Cash and Cash Equivalents	173,162	109,155
Accounts Receivable	26,262	10,906
Inventory	13,274	10,463
Prepaid Expenses and Other	2,230	2,137
Total Current Assets	214,928	132,661
Restricted Cash	1,000	1,026
Property and Equipment, Net	12,827	12,047
Intangible Assets, Net	13,242	14,307
Goodwill	9,714	9,353
Right-of-Use Assets	12,019	0
Other Non-Current Assets	375	557
Total Assets	264,105	169,951

Accounts Payable & Accrued Expenses	17,177	14,845
Deferred Revenue	3,793	4,697
Current Portion of Long-Term Debt	5,744	75
Lease Liabilities	1,166	0
Other Current Liabilities	212	216
Total current liabilities	28,092	19,833
Deferred Revenue, Net of Current Portion	363	466
Long Term Debt, Net of Current Portion	1,907	7,587
Lease Liabilities, Net of Current Portion	22,159	0
Other Non-Current Liabilities	2,543	13,407
Total Liabilities	55,064	41,293

Total Stockholders’ Equity	209,041	128,658

Total Liabilities and Stockholders’ Equity	264,105	169,951

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP loss from operations. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of Non-GAAP Financials

(In thousands)

(unaudited)

	2020	2019	2020	2019
	Three months ended		Nine months ended
	September 30		September 30
Total revenue	31,389	14,944	60,246	40,816
License agreement revenue (Note 1)	(11,200)	—	(11,200)	—
Grant revenue (Note 2)	(1,929)	—	(1,929)	—
Non-GAAP revenue	18,260	14,944	47,117	40,816

Gross profit	21,106	7,033	33,132	19,969
License agreement revenue (Note 1)	(11,200)	—	(11,200)	—
Grant revenue (Note 2)	(1,929)	—	(1,929)	—
Acquisition-related purchase accounting charges (Note 3)	422	711	1,818	711
Cost of license revenue (Note 4)	1,000	—	1,000	—
Non-GAAP gross profit	9,399	7,744	22,821	20,680
GAAP gross margin %	67.2%	47.1%	55.0%	48.9%
Non-GAAP gross margin %	51.5%	51.8%	48.4%	50.7%

GAAP total operating expenses	18,828	17,276	54,783	50,085
Grant research and development expenses (Note 5)	(1,302)	—	(1,302)	—
Acquisition-related purchase accounting charges (Note 6)	(20)	(20)	(61)	(20)
Non-GAAP total operating expenses	17,505	17,256	53,420	50,065

GAAP income (loss) from operations	2,278	(10,243)	(21,651)	(30,116)
Non-GAAP loss from operations	(8,107)	(9,512)	(30,599)	(29,385)

Note 1: During the three and nine months ended September 30, 2020, we recognized $10.0 million in license revenue in connection with a non-exclusive license agreement with Abbott Laboratories. Also, during the three and nine months ended September 30, 2020, we recognized $1.2 million of previously deferred license revenue as a result of entering into the license agreement with Abbott Laboratories.
Note 2: During the three and nine months ended September 30, 2020, we recognized $1.9 million in revenue in connection with our workplan 1 award under the National Institute of Health Rapid Acceleration of Diagnostics Program.
Note 3: During the three months ended September 30, 2020, we incurred $40 thousand of acquisition-related amortization of inventory valuation and $382 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the nine months ended September 30, 2020, we incurred $671 thousand of acquisition-related amortization of inventory valuation and $1,147 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the three and nine months ended September 30, 2019, we incurred $328 thousand of acquisition-related amortization of inventory valuation and $383 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

Note 4: During the three and nine months ended September 30, 2020, we incurred $1.0 million in license fees in connection with our non-exclusive license agreement with Abbott Laboratories.
Note 5: During the three and nine months ended September 30, 2020, we incurred $1.3 million in research and development expenses in connection with our workplan 1 award under the National Institute of Health Rapid Acceleration of Diagnostics Program.
Note 6: During the three and nine months ended September 30, 2020, we incurred $20 thousand and $61 thousand, respectively, of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During three and nine months ended September 30, 2019, we incurred $20 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Quanterix Corporation

Stephen Hrusovsky, 774-278-0496

shrusovsky@quanterix.com

PAN Communications

Staci Didner, 617-502-4300

quanterix@pancomm.com